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                                                                    EXHIBIT 23.1


                       Consent of Independent Accountants


We consent to the incorporation by reference in the registration statement of Anesta Corp. on Form S-8 of our report dated February 26, 1997, on our audits of the financial statements of Anesta Corp. as of December 31, 1996 and 1995, and for the years ended December 31, 1996, 1995 and 1994, which report is included in the Anesta Corp. Annual Report on Form 10-K.

/s/ Coopers & Lybrand L.L.P.
Coopers & Lybrand L.L.P.

Salt Lake City, Utah
July 15, 1997